Exhibit 5.1


                   SIDLEY AUSTIN LLP    |BEIJING    GENEVA        SAN FRANCISCO
                   787 SEVENTH AVENUE   |BRUSSELS   HONG KONG     SHANGHAI
SIDLEY AUSTIN LLP  NEW YORK, NY  10019  |CHICAGO    LONDON        SINGAPORE
----------------|  212 839 5300         |DALLAS     LOS ANGELES   TOKYO
SIDLEY          |  212 839 5599 FAX     |FRANKFURT  NEW YORK      WASHINGTON, DC
                                        |
                                        |
                                        |FOUNDED 1866



                                        November 9, 2006

To the Persons listed on
Schedule A hereto

            Re:  Select Asset Inc.
                 Corporate Backed Callable Trust Certificates,
                 J.C. Penney Debenture-Backed Series 2006-1 Trust
                 ------------------------------------------------

Ladies and Gentlemen:

      We have acted as counsel to Select Asset Inc. ("Select Asset") in connection with (i) the transfer by Select Asset of $27,500,000 aggregate principal amount of 7-5/8% Debentures due 2097 (the "Underlying Securities") issued by J.C. Penney Corporation, Inc. (the "Underlying Securities Issuer") and guaranteed by J.C. Penney Company Inc. (the "Guarantor") to the Corporate Backed Callable Trust Certificates, J.C. Penney Debenture-Backed Series 2006-1 Trust (the "Trust") established by Select Asset and (ii) the issuance by the Trust on the date hereof (the "Closing Date") of Class A-1 Certificates (the "Class A-1 Certificates") and Class A-2 Certificates (the "Class A-2 Certificates" and, together with the Class A-1 Certificates, the "Certificates") pursuant to a standard terms for trust agreements, dated as of November 9, 2006 (the "Standard Terms"), between Select Asset and U.S. Bank National Association ("U.S. Bank"), as trustee (the "Trustee"), as supplemented by a series supplement thereto in respect of the Trust, dated as of November 9, 2006 (the "Series Supplement" and, together with the Standard Terms, the "Trust Agreement"), between Select Asset and the Trustee. The sole assets of the Underlying Securities Issuer are 7-5/8% Debentures issued by the Underlying Securities Issuer. Capitalized terms defined in the Trust Agreement and used but not otherwise defined herein are used herein as so defined.

      We are informed that Lehman Brothers Inc. ("Lehman") did not participate in the original distribution of the Underlying Securities, and that all of the Underlying Securities transferred to the Trust were acquired recently by Lehman in the secondary market in the ordinary course of its business. Lehman has agreed to sell the Underlying Securities to Select Asset, which will sell the Underlying Securities to the Trust pursuant to the Trust Agreement in exchange for the Certificates.

      The Class A-1 Certificates are being offered for sale pursuant to a prospectus, dated April 18, 2006 (the "Base Prospectus"), as supplemented by a prospectus supplement, dated October 27, 2006 (the "Prospectus Supplement" and, together with the Base Prospectus, the "Prospectus").



SIDLEY AUSTIN LLP IS A LIMITED LIABILITY PARTNERSHIP PRACTICING IN AFFILIATION
                     WITH OTHER SIDLEY AUSTIN PARTNERSHIPS

      In connection with this opinion, we have examined and are familiar with originals or copies certified or otherwise identified to our satisfaction of:
(i) the registration statement on Form S-3 (No. 333-112795) filed by Select Asset with the Securities and Exchange Commission (the "Commission") for registration under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations of the Commission thereunder, of trust certificates issuable in series (the "Registration Statement"); (ii) the Base Prospectus, in the form in which it was last filed with the Commission, as supplemented by the Prospectus Supplement to be filed by Select Asset with the Commission pursuant to Rule 424 under the Act; (iii) the Trust Agreement; (iv) a securities account control agreement, dated as of November 9, 2006 (the "Control Agreement") between Select Asset, as depositor, and U.S. Bank, as trustee and securities intermediary; (v) the forms of the Certificates; (vi) a warrant agent agreement, dated as of November 9, 2006 (the "Warrant Agent Agreement") between Select Asset, as Warrant Originator, and U.S. Bank, as warrant agent in respect of the call warrants to which the Underlying Securities held by the Trustee are subject (the "Call Warrants" and, together with the Certificates, the "Securities"); (vii) the forms of the Call Warrants; (viii) an underwriting agreement, dated as of October 27, 2006 (the "Underwriting Agreement") between Select Asset and Lehman, acting as underwriter; and (ix) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of Select Asset, and have made such inquiries of such officers and representatives, and such examination of law as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

      In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of Select Asset and upon the representations and warranties of Select Asset contained in the Trust Agreement. We have also assumed: (i) the due organization and valid existence of Lehman, Select Asset and U.S. Bank;
(ii) that Select Asset has all requisite corporate power and authority to execute and deliver the Trust Agreement, the Underwriting Agreement, the Control Agreement and the Warrant Agent Agreement and to perform its obligations thereunder; (iii) that U.S. Bank has all requisite power and authority to execute and deliver the Trust Agreement, the Warrant Agent Agreement, the Control Agreement and the Securities, to perform its obligations thereunder (in each of its respective capacities) and to authenticate the Securities; (iv) the due and valid authorization by all necessary corporate action of Select Asset of the execution, delivery and performance by it of the Trust Agreement, the Underwriting Agreement, the Control Agreement and the Warrant Agent Agreement; (v) the due and valid authorization by all necessary action of U.S. Bank of the execution, delivery and performance by it (in each of its respective capacities) of the Trust Agreement, the Warrant Agent Agreement, the Control Agreement and the Securities and the authentication by it of the Securities; (vi) the due and valid execution and delivery by U.S. Bank (in each of its respective capacities) of the Trust Agreement, the Control Agreement, the Warrant Agent Agreement and the Securities; (vii) due compliance with the reporting requirements of the Securities Exchange Act of 1934, as amended, and the regulations thereunder; and (viii) that Select Asset has a reasonable belief that the Underlying Securities Guarantor meets the requirements for a primary issuance of non-convertible investment grade debt on Form S-3 at the time of offering of the Certificates. As used herein "to our knowledge" means the conscious awareness of facts or other information by any lawyer in our firm actively involved in negotiating the transactions contemplated by the Trust Agreement.

      Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

            1. The Securities, when duly executed and authenticated and issued in accordance with the terms of the Trust Agreement and delivered and paid for, will be validly issued and outstanding and entitled to the benefits provided by the Trust Agreement.

            2. The Registration Statement and the Prospectus (except information of an accounting, financial or statistical nature included therein, as to which we do not express any opinion) comply as to form in all material respects with the requirements of the Act and the General Rules and Regulations of the Commission thereunder as administered by the staff of the Commission.

            3. The Registration Statement has become effective under the Act and, to the best of our knowledge, no stop order suspending its effectiveness has been issued and no proceeding for that purpose is pending or threatened by the Commission.

            4. The Trust is not required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

            5. When appropriate entries have been made on the book-entry system of The Depository Trust Company ("DTC") reflecting the transfer of the Underlying Securities from the account of the Depositor to the account of the Trustee's participant on such system, and the Certificates have been sold to third-parties not affiliated with the Depositor and appropriate entries have been made on the book-entry system of DTC reflecting the transfer of the Certificates from the account of the Depositor to the account of such third-party's participant on such system, such entries and sale will be sufficient to transfer and assign to the Trust all of the Depositor's right, title and interest in the Underlying Securities, free and clear of any lien or encumbrance in favor of any creditor of or claimant against the Depositor.

            6. The execution and delivery by Select Asset of the Trust Agreement and the Warrant Agent Agreement and the performance by Select Asset of its obligations thereunder will not conflict with, constitute a default under, or violate any New York, Delaware corporate or federal law or regulation (other than federal and state securities or blue sky laws, as to which we express no opinion in this paragraph).

            7. The Trust Agreement, the Underwriting Agreement, the Warrant Agent Agreement and the Control Agreement constitute legal, valid and binding obligations of Select Asset, enforceable against Select Asset in accordance with their terms.

            8. Each Call Warrant has been validly issued and is enforceable in accordance with its terms.

      No opinion is expressed herein as to (a) the application of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, or the application of general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) or (b) any provision of any instrument, agreement or other document providing for indemnification or contribution. In addition, we wish to advise you that rights to indemnification and contribution may be limited by applicable law or public policy.

      With respect to matters contained in paragraph (7) above, we express no opinion as to the enforceability of provisions of the respective agreements referred to in paragraph (7) which provide that the assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other right or remedy, or that every right and remedy shall be cumulative and in addition to every other right and remedy, or that any delay or omission to exercise any right or remedy shall not impair any other right or remedy or constitute a waiver thereof.

      We are members of the bar of the State of New York, and we do not express any opinion as to any laws other than the law of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States.

      The opinions set forth herein are expressly subject to there being no additional facts which would materially affect the validity of the assumptions and conclusions set forth herein or upon which this opinion is based.

      This opinion letter is not intended to be employed in any transaction other than the one described above and is being delivered to you on the understanding that neither it nor its contents may be published, communicated or otherwise made available, in whole or in part, to any other party or entity, without in each instance, our specific prior written consent.



                                                      Very truly yours,


                                                      /s/ Sidley Austin LLP
                                                      ---------------------
                                                      Sidley Austin LLP

                                  Schedule A


Select Asset Inc.
745 Seventh Avenue
New York, New York  10019

Lehman Brothers Inc.
745 Seventh Avenue
New York, New York  10019

Moody's Investors Service, Inc.
99 Church Street
New York, New York  10007

Standard & Poor's Rating Services,
  a division of The McGraw-Hill Companies, Inc.
55 Water Street
New York, New York  10041

U.S. Bank National Association
100 Wall Street
New York, New York  10005

New York Stock Exchange, Inc.
20 Broad Street
New York, New York  10005